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                                                                     Exhibit 4.2
                                     FORM OF

                                TRUST AGREEMENT

                                     among

                       SLM EDUCATION CREDIT FUNDING LLC,
                                  as Depositor

                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                   not in its individual capacity but solely,
                                  as Trustee,

                                      and

                              JPMORGAN CHASE BANK,
                   not in its individual capacity but solely
                              as Indenture Trustee

                            Dated as of         , 20
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                               TABLE OF CONTENTS

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                                   ARTICLE I

                             DEFINITIONS AND USAGE

Section 1.01.     Definitions and Usage...............................................   1

                                   ARTICLE II

                                  ORGANIZATION

Section 2.01.     Creation of Trust; Name.............................................   1
Section 2.02.     Office..............................................................   1
Section 2.03.     Purposes and Powers.................................................   1
Section 2.04.     Appointment of Trustee..............................................   2
Section 2.05.     Initial Capital Contribution of Trust Estate........................   2
Section 2.06.     Declaration of Trust................................................   2
Section 2.07.     Liability of the Holders of Excess Distribution Certificate.........   3
Section 2.08.     Title to Trust Property.............................................   3
Section 2.09.     Representations, Warranties, and Covenants of the Depositor.........   3

                                  ARTICLE III

            BENEFICIAL OWNERSHIP AND EXCESS DISTRIBUTION CERTIFICATE

Section 3.01.     Initial Beneficial Ownership........................................   4
Section 3.02.     Corporate Trust Office..............................................   4
Section 3.03.     The Excess Distribution Certificate.................................   4

                                   ARTICLE IV

                               ACTIONS BY TRUSTEE

Section 4.01.     Prior Notice to the Holder of the Excess Distribution
                     Certificate With Respect to Certain Matters......................   9
Section 4.02.     Action with Respect to Sale of the Trust Student Loans..............  10
Section 4.03.     Action with Respect to Bankruptcy...................................  10
Section 4.04.     Restrictions........................................................  10

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                                   ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01.     Application of Trust Funds..........................................  10
Section 5.02.     Method of Payment...................................................  10
Section 5.03.     No Segregation of Moneys; No Interest...............................  11
Section 5.04.     Reports to the Holder of the Excess Distribution Certificate,
                     the Internal Revenue Service and Others..........................  11
Section 5.05.     Signature on Returns; Tax Matters Partner...........................  11

                                   ARTICLE VI

                         AUTHORITY AND DUTIES OF TRUSTEE

Section 6.01.     General Authority...................................................  11
Section 6.02.     General Duties......................................................  12
Section 6.03.     Action upon Instruction.............................................  12
Section 6.04.     No Duties Except as Specified in this Agreement or in Instructions..  13
Section 6.05.     No Action Except Under Specified Documents or Instructions..........  13
Section 6.06.     Restrictions........................................................  13

                                  ARTICLE VII

                             CONCERNING THE TRUSTEE

Section 7.01.     Acceptance of Trusts and Duties.....................................  13
Section 7.02.     Reserved............................................................  15
Section 7.03.     Representations and Warranties......................................  15
Section 7.04.     Reliance; Advice of Counsel.........................................  15
Section 7.05.     Not Acting in Individual Capacity...................................  16
Section 7.06.     Trustee Not Liable for Excess Distribution Certificates or
                     Trust Student Loans..............................................  16
Section 7.07.     Trustee May Own Notes...............................................  16

                                  ARTICLE VIII

                      COMPENSATION AND INDEMNITY OF TRUSTEE

Section 8.01.     Trustee's Fees and Expenses.........................................  16
Section 8.02.     Payments to the Trustee.............................................  17
Section 8.03.     Indemnity...........................................................  17

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                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

Section 9.01.     Termination of Trust Agreement......................................  17

                                    ARTICLE X

                   SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

Section 10.01.    Eligibility Requirements for Trustee................................  17
Section 10.02.    Resignation or Removal of Trustee...................................  18
Section 10.03.    Successor Trustee...................................................  18
Section 10.04.    Merger or Consolidation of Trustee..................................  19
Section 10.05.    Appointment of Co-Trustee or Separate Trustee.......................  19

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.01.    Supplements and Amendments..........................................  20
Section 11.02.    No Legal Title to Trust Estate in Holder of the Excess
                  Distribution Certificate............................................  21
Section 11.03.    Limitations on Rights of Others.....................................  22
Section 11.04.    Notices.............................................................  22
Section 11.05.    Severability........................................................  22
Section 11.06.    Separate Counterparts...............................................  22
Section 11.07.    Successors and Assigns..............................................  22
Section 11.08.    No Petition.........................................................  22
Section 11.09.    No Recourse.........................................................  23
Section 11.10.    Headings............................................................  23
Section 11.11.    Governing Law.......................................................  23

Exhibit A         Form of Excess Distribution Certificate
Exhibit B         Form of Certificate of Trust
Exhibit C         Form of Transferor Letter
Exhibit D-1       Form of Transferee Letter (Non-Rule 144A)
Exhibit D-2       From of Transferee Letter (Rule 144A)

Appendix A to Trust Agreement

                                TRUST AGREEMENT

          This TRUST AGREEMENT, dated as of      , 20    (the "Agreement"), is
                                            -----     --
among SLM EDUCATION CREDIT FUNDING LLC, a Delaware limited liability company, as depositor (the "Depositor"), CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as the Trustee (the "Trustee") and JPMORGAN CHASE BANK, not in its individual capacity but solely as the Indenture Trustee (the "Indenture Trustee").

                                  WITNESSETH:

          WHEREAS, the Depositor and the Trustee desire to establish the SLM
Private Credit Student Loan Trust 20   -  .
                                     -- --

          NOW, THEREFORE, the Depositor, the Trustee and the Indenture Trustee hereby agree as follows:

                                   ARTICLE I

                             DEFINITIONS AND USAGE

          Section 1.01. Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

                                   ARTICLE II

                                  ORGANIZATION

          Section 2.01. Creation of Trust; Name. There is hereby created a Trust which shall be known as "SLM Private Credit Student Loan Trust 20 - ", in
                                                                 -- --
which name the Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. The Trust shall constitute a statutory trust within the meaning of Section 3801(a) of the Delaware Statutory Trust Act for which the Trustee has filed a certificate of trust with the Secretary of State of the State of Delaware pursuant to Section 3810(a) of the Delaware Statutory Trust Act.

          Section 2.02. Office. The office of the Trust shall be in care of the Trustee at its Corporate Trust Office or at such other address as the Trustee may designate by written notice to the Depositor.

          Section 2.03. Purposes and Powers. The purpose of the Trust is to engage in the following activities:

               (i) to issue the Notes pursuant to the Indenture and the Excess Distribution Certificate pursuant to this Agreement and to sell the Notes in one or more transactions;

               (ii) with the proceeds of the sale of the Notes, to fund the Reserve Account and the Cash Capitalization Account pursuant to
          Section 2.08 the Administration Agreement and to purchase the Trust Student Loans pursuant to the Depositor Sale Agreement;

               (iii) to Grant the Trust Estate to the Indenture Trustee pursuant to the Indenture, and to hold, manage and distribute to the holder of the Excess Distribution Certificate pursuant to the terms of this Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

               (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party, including, but not limited to, any payments that may be owed by the Trust under the Swap Agreements and the upfront payment owed by the Trust under the Interest Rate Cap Agreement;

               (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

               (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Noteholders and the others specified in Sections 2.07 and 2.08 of the Administration Agreement.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

          Section 2.04. Appointment of Trustee. The Depositor hereby appoints the Trustee as trustee of the Trust, effective as of the date hereof, to have all the rights, powers and duties set forth herein.

          Section 2.05. Initial Capital Contribution of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trustee, as of the date hereof, the sum of $100.00. The Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the Initial Trust Estate and shall be deposited in the Collection Account. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Trustee, promptly reimburse the Trustee for any such expenses paid by the Trustee.

          Section 2.06. Declaration of Trust. The Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the holder of the Excess Distribution Certificate, subject to the obligations of the Trust under the other Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under Delaware law and that this Agreement constitute the governing instrument of such trust. Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth herein with respect to accomplishing the purposes of the Trust.

          Section 2.07. Liability of the Holders of Excess Distribution Certificate.

          (a) Notwithstanding the provisions of Section 3803 of the Delaware Statutory Trust Act, the Depositor shall be liable directly to and shall indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent that the assets of the Trust that would remain if all of the Notes were paid in full would not be sufficient to pay any such liabilities, or if such liabilities in fact are not paid out of the Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for any losses incurred by a beneficial owner of a Note in its capacity as a holder of limited recourse debt or to any holder of the Excess Distribution Certificate. In addition, any third party creditors of the Trust (other than in connection with the obligations to Noteholders excepted above) shall be third party beneficiaries of this paragraph.

          (b) No holder of the Excess Distribution Certificate (in such capacity) shall have any personal liability for any liability or obligation of the Trust.

          Section 2.08. Title to Trust Property. Legal title to all of the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

          Section 2.09. Representations, Warranties, and Covenants of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee as follows:

          (a) The Depositor is duly organized and validly existing as a Delaware limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (b) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

          (c) This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

          (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Certificate of Formation or Limited Liability Company Operating Agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (e) The Depositor agrees for the benefit of the Noteholders and the holder of the Excess Distribution Certificate that it will comply with each of the requirements set forth in its Certificate of Formation or Limited Liability Company Operating Agreement.

                                  ARTICLE III

                            BENEFICIAL OWNERSHIP AND
                        EXCESS DISTRIBUTION CERTIFICATE

          Section 3.01. Initial Beneficial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Excess Distribution Certificate, the Depositor shall be the sole beneficial owner of the Trust.

          Section 3.02. Corporate Trust Office. The Trustee initially designates Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713, as its principal Corporate Trust Office, at which it shall act as Trustee of the Trust. The Excess Distribution Certificate Registrar's New York office and its authenticating agent's office are located at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Structured Finance Services.

          Section 3.03. The Excess Distribution Certificate.

          (a) General. The Excess Distribution Certificate shall be issued in one or more registered, definitive, physical certificates substantially in the form of Exhibit A hereto, in minimum percentage interests of at least 10% and integral multiples of 10% in excess thereof. The Excess Distribution Certificate shall receive payments as provided in Section 2.07(c)(xvii) and Section 2.08 of the Administration Agreement. The Excess Distribution Certificate shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Trustee. An Excess Distribution Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Excess Distribution Certificate or did not hold such offices at the date of authentication and delivery of such Excess Distribution Certificate.

          (b) Authentication. Concurrently with the sale of the Trust Student Loans to the Trust pursuant to the Depositor Sale Agreement, the Trustee shall cause the Excess Distribution Certificate to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further action by the Depositor. No Excess Distribution Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Excess Distribution Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Trustee or JPMorgan Chase Bank, as the Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Excess Distribution Certificate shall have been duly authenticated and delivered hereunder. The Excess Distribution Certificate shall be dated the date of its authentication. No further Excess Distribution Certificates shall be issued except pursuant to clause (c) or (d) below.

          (c) Registration of Transfer and Exchange. The Excess Distribution Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to clause (f) below, an Excess Distribution Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of the Excess Distribution Certificate and of transfers and exchanges of the Excess Distribution Certificate as herein provided. JPMorgan Chase Bank shall be the initial Excess Distribution Certificate Registrar.

          Upon surrender for registration of transfer of the Excess Distribution Certificate at the office or agency maintained pursuant to clause (f) below, the Trustee shall execute, authenticate and deliver (or shall cause JPMorgan Chase Bank as its authenticating agent to authenticate and deliver), in the name of the designated transferee, a new Excess Distribution Certificate dated the date of authentication by the Trustee or any authenticating agent. At the option of the holder of the Excess Distribution Certificate, the Excess Distribution Certificate may be exchanged for another Excess Distribution Certificate upon surrender of the Excess Distribution Certificate to be exchanged at the office or agency maintained pursuant to clause (f) below.

          An Excess Distribution Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Excess Distribution Certificate Registrar duly executed by the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company. An Excess Distribution Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Excess Distribution Certificate Registrar in accordance with its customary practice.

          No service charge shall be made for any registration of transfer or exchange of the Excess Distribution Certificate, but the Excess Distribution Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Excess Distribution Certificate.

          The preceding provisions of this Section notwithstanding, the Trustee shall not be required to make and the Excess Distribution Certificate Registrar need not register transfers or exchanges of the Excess Distribution Certificate for a period of 15 days preceding any Distribution Date with respect to the Excess Distribution Certificate.

          The Excess Distribution Certificate and any beneficial interest in the Excess Distribution Certificate may not be acquired by (i) employee benefit plans (as defined in section 3(3) of ERISA) that are subject to the provisions of Title I of ERISA, (ii) plans described in section 4975(e)(1) of the Code, including individual retirement accounts described in Section 408(a) of the Code or Keogh plans, or (iii) Benefit Plans. By accepting and holding the Excess Distribution Certificate or an interest therein, the holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan, is not purchasing the Excess Distribution Certificate on behalf of a Benefit Plan and is not using assets of a Plan to purchase the Excess Distribution Certificate and to have agreed that if the Excess Distribution Certificate is deemed to be a plan asset, the holder thereof will promptly dispose of the Excess Distribution Certificate. The provisions of Sections 7.01, 7.03, 7.04, 7.05, 8.01 and 8.03 shall apply to the Indenture Trustee also in its role as Excess Distribution Certificate Registrar, for so long as the Indenture Trustee shall act as Excess Distribution Certificate Registrar and, to the extent applicable, to any other certificate registrar appointed hereunder.

          (d) Mutilated, Destroyed, Lost or Stolen Excess Distribution Certificate. If (i) the mutilated Excess Distribution Certificate shall be surrendered to the Excess Distribution Certificate Registrar, or if the Excess Distribution Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of the Excess Distribution Certificate, and (ii) there shall be delivered to the Excess Distribution Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them and the Trust harmless, then in the absence of notice that such Excess Distribution Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Excess Distribution Certificate, a new Excess Distribution Certificate of like tenor. In connection with the issuance of any new Excess Distribution Certificate under this Section, the Excess Distribution Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Excess Distribution Certificate issued pursuant to this paragraph shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Excess Distribution Certificate shall be found at any time.

          (e) Persons Deemed Owners. Prior to due presentation of the Excess Distribution Certificate for registration of transfer, the Trustee and the Excess Distribution Certificate Registrar and any agent of either of them may treat the Person in whose name the Excess Distribution Certificate shall be registered in the Excess Distribution Certificate Register as the owner of such Excess Distribution Certificate for the purpose of receiving distributions thereon and for all other purposes whatsoever, and neither the Trustee, the Excess Distribution Certificate Registrar nor any agent thereof shall be bound by any notice to the contrary.

          (f) Maintenance of Office or Agency. The Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where the Excess Distribution Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Excess Distribution Certificate may be served.

          (g) Appointment of Excess Distribution Certificate Paying Agent. The Excess Distribution Certificate Paying Agent shall make distributions to the holder of the Excess Distribution Certificate from the amounts received from the Indenture Trustee pursuant to Section 2.07(c)(xvii) and Section 2.08 of the Administration Agreement and shall report the amounts of such distributions to the Indenture Trustee (if the Excess Distribution Certificate Paying Agent is not the Indenture Trustee). Any Excess Distribution Certificate Paying Agent shall have the revocable power to receive such funds from the Indenture Trustee for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Excess Distribution Certificate Paying Agent if the Trustee determines in its sole discretion that the Excess Distribution Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Excess Distribution Certificate Paying Agent shall initially be the Indenture Trustee, and any co-paying agent chosen by the Trustee and consented to by the Administrator (which consent shall not be unreasonably withheld). The Indenture Trustee shall be permitted to resign as Excess Distribution Certificate Paying Agent upon 30 days' written notice to the Trustee. In the event that the Indenture Trustee shall no longer be the Excess Distribution Certificate Paying Agent, the Trustee shall appoint a successor to act as Excess Distribution Certificate Paying Agent (which shall be a bank or trust company). The Trustee shall cause such successor Excess Distribution Certificate Paying Agent or any additional Excess Distribution Certificate Paying Agent appointed by the Trustee to execute and deliver to the Trustee an instrument in which such successor Excess Distribution Certificate Paying Agent or additional Excess Distribution Certificate Paying Agent shall agree with the Trustee that as Excess Distribution Certificate Paying Agent, such successor Excess Distribution Certificate Paying Agent or additional Excess Distribution Certificate Paying Agent will hold all sums, if any, held by it for payment to the holder of the Excess Distribution Certificate in trust for the benefit of such holder until such sums shall be paid to such holder. The Excess Distribution Certificate Paying Agent shall return all unclaimed funds to the Trustee and upon removal of an Excess Distribution Certificate Paying Agent such Excess Distribution Certificate Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 7.01, 7.03, 7.04, 7.05,
8.01 and 8.03 shall apply to the Indenture Trustee also in its role as Excess Distribution Certificate Paying Agent, for so long as the Indenture Trustee shall act as Excess Distribution Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Excess Distribution Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

          (h) Restrictions on Transfer of the Excess Distribution Certificate.
(i) The Excess Distribution Certificate may be transferred to the Depositor or to any Affiliate of the Depositor, without any requirement to provide any officer's certificates or legal opinions that would otherwise be required if such proposed transfer was being made to a Person who is not an Affiliate of the Depositor.

               (ii) Except as provided above, the Excess Distribution Certificate shall not be sold, pledged, transferred or assigned except as provided below:

                    A. The Excess Distribution Certificate has not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act") or any state securities law. No transfer, sale, pledge or other disposition of the Excess Distribution Certificate or any interest therein shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Trustee, the Excess Distribution Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor, in writing, the facts surrounding the transfer. Such certifications shall be substantially in the forms of Exhibits C and D-1 or D-2 hereto, respectively. In the event that such a transfer is to be made within two years from the date of the initial issuance of the Excess Distribution Certificate pursuant hereto (other than a transfer as to which the proposed transferee has provided a certificate in the form of Exhibit D-2), the Trustee in its sole discretion, may require that there shall also be delivered to the Trustee, the Excess Distribution Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor, at the expense of the transferor, an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws. Any such opinion of counsel shall not be an expense of the Trustee, the Excess Distribution Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor. None of the Depositor, the Administrator or the Trustee is obligated to register or qualify the Excess Distribution Certificate under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Excess Distribution Certificate without registration or qualification. Any such holder of the Excess Distribution Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Excess Distribution Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor, against any liability that may result if the transfer is not so exempt or is made in accordance with such applicable federal and state laws.

                    B. No transfer of the Excess Distribution Certificate will be registered by the Trustee or the Excess Distribution Certificate Registrar unless the Trustee, the Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor receives a representation from the proposed transferee of the Excess Distribution Certificate, substantially in the form of Exhibit D-1 or D-2, as the case may be, that such transferee is not acquiring the Excess Distribution Certificate directly or indirectly for, on behalf of or with the assets of a Plan. If any proposed transferee shall become a holder of the Excess Distribution Certificate in violation of these provisions, then the last preceding permitted transferee shall be restored, to the extent permitted by law, to all rights as holder of the Excess Distribution Certificate, retroactive to the date of registration of such transfer of the Excess Distribution Certificate. Neither the Trustee nor the Excess Distribution Certificate Registrar shall have any liability to any person for any registration or transfer of the Excess Distribution Certificate that is not permitted or for making any payments due on the Excess Distribution Certificate to the holder or taking any action with respect to such holder under this Agreement. Any proposed transferee who becomes a holder of the Excess Distribution Certificate shall agree to indemnify the Trustee, the Excess Distribution Certificate Registrar, the Swap Counterparties, the Administrator, if it is not the proposed transferor, the Cap Counterparty, and, if it is not the proposed transferor, the Depositor, against any loss, damage or penalty incurred as a result of the transfer of the Excess Distribution Certificate to such proposed transferee in violation of such restrictions.

                    C. The prospective transferee shall be aware that the Excess Distribution Certificate shall bear legends referring to the restrictions contained in sub-clauses (A) and (B) above and by its acceptance of the Excess Distribution Certificate agrees to abide by such restrictions.

                    D. The prospective transferee shall deliver an opinion of counsel addressed to the Trustee, the Swap Counterparties, the Administrator, if it is not the proposed transferor, the Cap Counterparty, and, if it is not the proposed transferor, the Depositor, to the effect that, (1) as a matter of federal income tax law, such prospective transferee is permitted to accept the transfer of the Excess Distribution Certificate, (2) such transfer or pledge would not jeopardize the tax treatment of the Trust, (3) such transfer or pledge would not subject the Trust to any entity-level tax, (4) such transfer or pledge would not jeopardize the status of the Notes as debt for all purposes, and (5) such pledge or transfer would not cause the Trust to be treated, for federal income tax purposes, as an association or a publicly traded partnership taxable as a corporation.

                    E. No pledge or transfer of the Excess Distribution Certificate shall be effective unless such purchase or transfer is to a single beneficial owner who shall be the registered holder of the Excess Distribution Certificate.

                                   ARTICLE IV

                               ACTIONS BY TRUSTEE

          Section 4.01. Prior Notice to the Holder of the Excess Distribution Certificate With Respect to Certain Matters. With respect to the following matters, the Trustee shall not take action unless at least 30 days before the taking of such action, the Trustee shall have notified the holder of the Excess Distribution Certificate and each of the Rating Agencies in writing of the proposed action and the holder shall not have notified the Trustee in writing prior to the 30th day after such notice is given that it has withheld consent or provided alternative direction:

          (a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Trust Student Loans) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Trust Student Loans);

          (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any class of Noteholders is required;

          (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any class of Noteholder is not required and such amendment materially adversely affects the interest of the holder of the Excess Distribution Certificate; or

          (d) the amendment of a Swap Agreement or the Interest Rate Cap Agreement in circumstances where the consent of any class of Noteholders is required or in circumstances where the consent of Noteholders is not required but where such amendment materially adversely affects the interest of the holder of the Excess Distribution Certificate.

          Section 4.02. Action with Respect to Sale of the Trust Student Loans. The Trustee shall not have the power, except upon the written direction of the Depositor and except as expressly provided in the Basic Documents, to sell the Trust Student Loans after the payment in full of the Notes.

          Section 4.03. Action with Respect to Bankruptcy. The Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Depositor and the delivery to the Trustee by the Depositor of a certificate certifying that the Depositor reasonably believes that the Trust is insolvent.

          Section 4.04. Restrictions. Neither the Depositor nor the holder of the Excess Distribution Certificate shall direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.03 nor shall the Trustee be permitted to follow any such direction, if given.

                                   ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

          Section 5.01. Application of Trust Funds.

          (a) On each Distribution Date, the Trustee shall distribute to the holder of the Excess Distribution Certificate any amounts payable in respect of the Excess Distribution Certificate in accordance with the Administration Agreement.

          (b) In the event that any withholding tax is imposed on the Trust's payment to the holder of the Excess Distribution Certificate, such tax shall reduce the amount otherwise distributable on the Excess Distribution Certificate.

          Section 5.02. Method of Payment. Distributions required to be made to the holder of the Excess Distribution Certificate on any Distribution Date shall be made to the holder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such holder at a bank or other entity having appropriate facilities therefor, if such holder shall have provided to the Excess Distribution Certificate Registrar appropriate written instructions signed by two authorized officers, if any, at least five Business Days prior to such Distribution

Date, or, if not, by check mailed to such holder at the address of such holder appearing in the Excess Distribution Certificate Register.

          Section 5.03. No Segregation of Moneys; No Interest. Subject to
Section 5.01, moneys received by the Trustee hereunder need not be segregated in any manner except to the extent required by law or the Administration Agreement and may be deposited under such general conditions as may be prescribed by law, and the Trustee shall not be liable for any interest thereon.

          Section 5.04. Reports to the Holder of the Excess Distribution Certificate, the Internal Revenue Service and Others. The Trustee shall provide (or cause to be provided) any reports or other information required to be provided to the holder of the Excess Distribution Certificate pursuant to the Code, the regulations promulgated thereunder or other applicable law. In addition, the Trustee shall provide (or cause to be provided) any information concerning the Excess Distribution Certificate to the Internal Revenue Service or other taxing authority as required under the Code, the regulations promulgated thereunder or other applicable law. The Trustee shall be entitled to hire an independent accounting firm to perform the functions described in this
Section 5.04, the reasonable fees and expenses of which shall be paid by the Depositor.

          Section 5.05. Signature on Returns; Tax Matters Partner.

          (a) The Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Depositor or the then holder of the Excess Distribution Certificate.

          (b) The Depositor shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                   ARTICLE VI

                         AUTHORITY AND DUTIES OF TRUSTEE

          Section 6.01. General Authority. The Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Trustee's execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Notes in the aggregate principal
amount of $         . In addition to the foregoing, the Trustee is authorized to
           ---------
take all actions required of the Trust pursuant to the Basic Documents. The Trustee is further authorized from time to time to take such action as the Administrator directs or instructs with respect to the Basic Documents and is directed to take such action to the extent that the Administrator is expressly required pursuant to the Basic Documents to cause the Trustee to act.

          Section 6.02. General Duties. It shall be the duty of the Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Agreement, the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Noteholders and the holder of the Excess Distribution Certificate subject to and in accordance with the provisions of this Agreement and the other Basic Documents. Without limiting the foregoing, the Trustee shall on behalf of the Trust file and prove any claim or claims that may exist on behalf of the Trust against the Depositor in connection with any claims paying procedure as part of an insolvency or a receivership proceeding involving the Depositor. Notwithstanding the foregoing, the Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform and act or to discharge any duty of the Trustee hereunder or under any other Basic Document, and the Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Trustee shall have no obligation to administer, service or collect the Trust Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Trust Student Loans.

          Section 6.03. Action Upon Instruction.

          (a) Reserved.

          (b) The Trustee shall not be required to take any action hereunder or under any other Basic Document if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof, any other Basic Document or is otherwise contrary to law.

          (c) Whenever the Trustee is unable to determine the appropriate course of action between alternative courses and actions permitted or required by the terms of this Agreement or under any other Basic Document, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Depositor requiring instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instruction of the Depositor received, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, the other Basic Documents, as it shall deem to be in the best interests of the Depositor, and shall have no liability to any Person for such action or inaction.

          (d) In the event that the Trustee is unsure as to the application of any provision of this Agreement, any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Depositor requesting instruction and, to the extent that the Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Trustee shall not be liable, on account of such action or inaction, to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interest of the holder of the Excess Distribution Certificate, and shall have no liability to any Person for such action or inaction.

          Section 6.04. No Duties Except as Specified in this Agreement or in Instructions. The Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Trustee. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against, Chase Manhattan Bank USA, National Association in its individual capacity or as the Trustee that are not related to the ownership or the administration of the Trust Estate.

          Section 6.05. No Action Except Under Specified Documents or Instructions. The Trustee shall not otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which it is a party and (iii) in accordance with any document or instruction delivered to the Trustee pursuant to Section 6.03.

          Section 6.06. Restrictions. The Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or
(b) that, to the actual knowledge of the Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. Neither the Depositor nor the holder of the Excess Distribution Certificate shall direct the Trustee to take action that would violate the provisions of this Section.

                                  ARTICLE VII

                             CONCERNING THE TRUSTEE

          Section 7.01. Acceptance of Trusts and Duties. The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic

Documents. The Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a) the Trustee shall not be liable for any error of judgment made by a responsible officer of the Trustee;

          (b) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Administrator, the Depositor or the holder of the Excess Distribution Certificate;

          (c) no provision of this Agreement or any other Basic Document shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) under no circumstances shall the Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

          (e) the Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Excess Distribution Certificate, and the Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or the holder of the Excess Distribution Certificate, other than as expressly provided for herein and in the other Basic Documents;

          (f) the Trustee shall not be liable for the action or inaction, default or misconduct of the Administrator, the Depositor, the Indenture Trustee, the Servicer, the Swap Counterparties or the Cap Counterparty under any of the other Basic Documents or otherwise and the Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture, the Servicer under the Servicing Agreement, a Swap Counterparty under its related Swap Agreement or the Cap Counterparty under the Interest Rate Cap Agreement; and

          (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, any other Basic Document, at the request, order or direction of the Depositor or holder of the Excess Distribution Certificate, unless the Depositor or such holder has offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby. The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

          Section 7.02. Reserved.

          Section 7.03. Representations and Warranties. The Trustee hereby represents and warrants to the Depositor, for the benefit of the Noteholders and the holder of the Excess Distribution Certificate, that:

          (a) It is a national banking association duly organized and validly existing in good standing under the laws of the United States and has its principal office located within the State of Delaware. It has all requisite banking power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) It has taken all action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

          (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     Section 7.04. Reliance; Advice of Counsel.

          (a) The Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them and the Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care, and (ii) may consult with counsel and accountants to be selected with reasonable care and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel or accountants and not contrary to this Agreement or any other Basic Document.

          Section 7.05. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created Chase Manhattan Bank USA, National Association acts solely as Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

          Section 7.06. Trustee Not Liable for Excess Distribution Certificates or Trust Student Loans. The recitals contained herein and in the Excess Distribution Certificate (other than the signature of and authentication by the Trustee on the Excess Distribution Certificate) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Excess Distribution Certificate, or any other Basic Document (other than the signature of and authentication by the Trustee on the Excess Distribution Certificate), or the Notes, or of any Trust Student Loan or related documents. The Trustee shall at no time have any responsibility for or with respect to the legality, validity and enforceability of any Trust Student Loan, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the holder of the Excess Distribution Certificate under this Agreement or the Noteholders under the Indenture, including the existence and contents of any computer or other record of any Trust Student Loan; the validity of the assignment of any Trust Student Loan to the Trustee on behalf of the Trust; the completeness of any Trust Student Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Trust Student Loan; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Trustee.

          Section 7.07. Trustee May Own Notes. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Depositor, the Administrator, the Indenture Trustee, the Servicer, the Swap Counterparties or the Cap Counterparty in banking transactions with the same rights as if it were owner of the Notes and not acting as Trustee.

                                  ARTICLE VIII

                      COMPENSATION AND INDEMNITY OF TRUSTEE

          Section 8.01. Trustee's Fees and Expenses. The Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Trustee, and the Trustee shall be entitled to be reimbursed by the Depositor, to the extent provided in such separate agreement, for its other reasonable expenses (including the reasonable fees and expenses of counsel and independent accountants) hereunder.

          Section 8.02. Payments to the Trustee. Any amounts paid to the Trustee pursuant to Section 8.01 hereof or pursuant to Section 9.01 of the Depositor Sale Agreement, Section 4.02 of the Administration Agreement or Section 4.02 of the Servicing Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.

          Section 8.03. Indemnity. The Depositor shall cause the Administrator to indemnify the Trustee in its individual capacity and any of its officer, directors, employees and agents as and to the extent provided for in Section
4.02 of the Administration Agreement.

                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

          Section 9.01. Termination of Trust Agreement.

          (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect upon the final distribution by the Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Administration Agreement and
Article V of this Agreement. The bankruptcy, liquidation, dissolution, death or incapacity of the holder of the Excess Distribution Certificate, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

          (b) Except as provided in Section 9.01(a), none of the Depositor, any Noteholder or the holder of the Excess Distribution Certificate shall be entitled to revoke or terminate the Trust.

          Upon final distribution of any funds remaining in the Trust, the Trustee shall file a certificate of cancellation of the Trust's certificate of trust pursuant to Section 3810(c) of the Delaware Statutory Trust Act.

                                   ARTICLE X

                             SUCCESSOR TRUSTEES AND
                               ADDITIONAL TRUSTEES

          Section 10.01. Eligibility Requirements for Trustee. The Trustee shall at all times (i) be an entity having its principal place of business in the State of Delaware and otherwise complying with Section 3807 of the Delaware Statutory Trust Act, (ii) be authorized to exercise statutory trust powers,
(iii) have a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities and (iv) have (or have a parent which has) a rating in respect of its long-term senior unsecured debt of at least BBB- (or the equivalent) by each of the Rating Agencies (or which, if the long-term senior unsecured debt of such entity is not rated by any Rating Agency, shall have provided to the Indenture Trustee written confirmation from such Rating Agency that the appointment of such entity to serve as Trustee will not result in and of itself in a reduction or withdrawal of the then current rating of any of the Notes). If the Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

          Section 10.02. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Trustee meeting the eligibility requirements of Section 10.01 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

          If at any time the Trustee shall cease to be or shall be likely to cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time an Insolvency Event with respect to the Trustee shall have occurred and be continuing, then the Administrator may remove the Trustee. If the Administrator shall remove the Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee and payment of all fees owed to the outgoing Trustee.

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 10.03, payment of all fees and expenses owed to the outgoing Trustee and the filing of a certificate of amendment to the Trust's certificate of trust pursuant to Section 3810(b) of the Delaware Statutory Trust Act. The Administrator shall provide notice of such resignation or removal of the Trustee and to each of the Rating Agencies.

          Section 10.03. Successor Trustee. Any successor Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor Trustee all documents, statements, moneys and properties held by it under this Agreement; and the Administrator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          No successor Trustee shall accept such appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 10.01.

          Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Trustee to the holder of the Excess Distribution Certificate, the Indenture Trustee, the Noteholders, the Rating Agencies, the Swap Counterparties and the Cap Counterparty. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Administrator.

          Section 10.04. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Trustee hereunder; provided, that such corporation shall be eligible pursuant to Section 10.01; and provided, further, that the Trustee shall mail notice of such merger or consolidation to the Rating Agencies not less than 15 days prior to the effective date thereof.

          Section 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Administrator and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee, meeting the eligibility requirements of clauses (i) through (iii) of Section 10.01, to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to clauses (iv), (v) and (vi) of Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

          Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Trustee;

               (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

               (iii) the Administrator and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Administrator.

          Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XI

                                 MISCELLANEOUS

          Section 11.01. Supplements and Amendments. This Agreement may be amended by the Depositor and the Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders, the Swap Counterparties or the Cap Counterparty, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or modifying in any manner the rights of the Noteholders, the Swap Counterparties or the Cap Counterparty; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder, the Swap Counterparties or the Cap Counterparty.

          This Agreement may also be amended from time to time by the Depositor and the Trustee, with prior written notice to the Rating Agencies, with the consent of Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Trust Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment, without the consent of all the outstanding Noteholders.

          This Agreement may also be amended from time to time by the Depositor and the Trustee, with prior written notice to the Rating Agencies, with the consent of the Swap Counterparties or the Cap Counterparty for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Swap Counterparties or the Cap Counterparty, respectively, if in the Opinion of Counsel such amendment materially adversely affects the interests of the Swap Counterparties or the Cap Counterparty, respectively.

          Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to the holder of the Excess Distribution Certificate, the Indenture Trustee, the Swap Counterparties, the Cap Counterparty and each of the Rating Agencies.

          It shall not be necessary for the consent of the Noteholders, the Indenture Trustee, the Swap Counterparties or the Cap Counterparty pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe.

          Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

          Section 11.02. No Legal Title to Trust Estate in Holder of the Excess Distribution Certificate. The holder of the Excess Distribution Certificate shall not have legal title to any part of the Trust Estate. The holder of the Excess Distribution Certificate shall be entitled to receive distributions with respect to its undivided beneficial ownership interest therein only in accordance with Section 3.03 of this Agreement. No transfer, by operation of law or otherwise, of any right, title, or interest of the holder of the Excess Distribution Certificate to and in its beneficial ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

          Section 11.03. Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Trustee, the Depositor, the holder of the Excess Distribution Certificate, the Administrator and, to the extent expressly provided herein, the Indenture Trustee, the Noteholders, the Swap Counterparties and the Cap Counterparty, and nothing in this Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          Section 11.04. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Trustee shall be deemed given only upon actual receipt by the Trustee), if to the Trustee, addressed to its Corporate Trust Office; if to the Depositor, addressed to SLM Education Credit Funding LLC, 20 Hemingway Drive, East Providence, Rhode Island 02915, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

          Section 11.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 11.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon to the benefit of, the Depositor and its successors, the Trustee and its successors, each holder of the Excess Distribution Certificate and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Noteholder or the holder of the Excess Distribution Certificate shall bind the successors and assigns of such holder.

          Section 11.08. No Petition.

          (a) The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Excess Distribution Certificate, the Notes, this Agreement or any of the other Basic Documents.

          (b) The Trustee (not in its individual capacity but solely as Trustee), by entering into this Agreement, the holder of the Excess Distribution Certificate by accepting the Excess Distribution Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the other Basic Documents.

          Section 11.09. No Recourse. Each holder of the Excess Distribution Certificate by accepting the Excess Distribution Certificate acknowledges that such holder's certificate represents beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Trustee, the Indenture Trustee, the Swap Counterparties, the Cap Counterparty or any Affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Excess Distribution Certificate or the other Basic Documents.

          Section 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          Section 11.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                    CHASE MANHATTAN BANK USA,
                                    NATIONAL ASSOCIATION,
                                    not in its individual capacity but
                                    solely as Trustee


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    SLM EDUCATION CREDIT FUNDING LLC,
                                    as Depositor


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    JPMORGAN CHASE BANK,
                                    not in its individual capacity but
                                    solely as Indenture Trustee


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A
                                                          TO THE TRUST AGREEMENT

                    [FORM OF EXCESS DISTRIBUTION CERTIFICATE]
                       SEE REVERSE FOR CERTAIN DEFINITIONS

No. [__]                                              [___]% Percentage Interest

          THIS EXCESS DISTRIBUTION CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER, THE SWAP COUNTERPARTIES, THE CAP COUNTERPARTY, THE ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS EXCESS DISTRIBUTION CERTIFICATE IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY PRIVATE INSURER.

          THIS EXCESS DISTRIBUTION CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES FOR THE BENEFIT OF THE TRUST THAT THIS CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (II) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON REGULATION D, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, OR
(III) TO A PERSON IN A TRANSACTION THAT IS REGISTERED UNDER THE SECURITIES ACT OR THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS EXCESS DISTRIBUTION CERTIFICATE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE DEPOSITOR, THE ADMINISTRATOR, THE TRUSTEE, THE SWAP COUNTERPARTIES AND THE CAP COUNTERPARTY THAT: IT IS EITHER A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, OR AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1)-(3) AND (7) OF REGULATION D UNDER THE SECURITIES ACT) OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS, OR THAT ITS PURCHASE OF THIS EXCESS DISTRIBUTION CERTIFICATE IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND THAT IT IS HOLDING THIS EXCESS DISTRIBUTION CERTIFICATE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION.

          NO TRANSFER OF THIS EXCESS DISTRIBUTION CERTIFICATE WILL BE REGISTERED (EXCEPT TO AN AFFILIATE OF THE DEPOSITOR) UNLESS THERE IS PROVIDED A REPRESENTATION SATISFACTORY TO THE TRUSTEE THAT THIS EXCESS DISTRIBUTION CERTIFICATE IS NOT BEING ACQUIRED DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH A "PLAN").

          THIS EXCESS DISTRIBUTION CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW). THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

                  SLM PRIVATE CREDIT STUDENT LOAN TRUST 20  -
                                                          --  --
                         EXCESS DISTRIBUTION CERTIFICATE

     evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of student loans sold to the Trust by SLM Education Credit Funding LLC.

     (This Excess Distribution Certificate does not represent an interest in or obligation of SLM Education Credit Funding LLC, the Servicer, the Trustee or any of their respective affiliates.)

          THIS CERTIFIES THAT SLM Education Credit Funding LLC is the registered owner of a 100% percentage interest in this Excess Distribution Certificate. The
SLM Private Credit Student Loan Trust 20  -   (the "Trust") was formed under the
                                        -- --
laws of the State of Delaware by SLM Education Credit Funding LLC, a Delaware limited liability company (the "Depositor"). The Trust was created pursuant to a
trust agreement, dated as of           , 20     , by and between the Depositor,
                             ----------     ----
the Indenture Trustee and the Trustee (the "Trust Agreement"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix A to the Trust Agreement.

          Issued under the Indenture dated as of           , 20   , between
                                                 ----------    ---
the Trust and JPMorgan Chase Bank, as Indenture Trustee, are Notes designated as "Student Loan-Backed Notes" (the "Notes"). This Excess Distribution Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Excess Distribution Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of student loans (the "Trust
Student Loans"), all moneys paid thereunder on or after           , 20    ,
                                                        ----------    ---
certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement, the Depositor Sale Agreement, the Auction Agent Agreement, the Broker-Dealer Agreements, the Administration Agreement, the Swap Agreements, the Interest Rate Cap Agreement and the Servicing Agreement and all proceeds of the foregoing.

          To the extent of funds available therefor, amounts owing hereon will be distributed on the 15th day of each March, June, September and December (or, if such 15th day is not a Business Day, the next succeeding Business Day) (each
a "Quarterly Distribution Date"), commencing on           , 20   , to the
                                                ----------    ---
person in whose name this Excess Distribution Certificate is registered as of the close of business on the day immediately preceding the Distribution Date (such day the "Record Date"), in each case to the extent of such holder's fractional and undivided interest in the amount to be distributed hereon on such Quarterly Distribution Date pursuant to Sections 2.07 and 2.08 of the Administration Agreement.

          The holder of this Excess Distribution Certificate acknowledges and agrees that its rights to receive distributions in respect of this Excess Distribution Certificate are subordinated to the rights of the Noteholders as described in the Basic Documents.

          It is the intent of the Depositor, and the holder of this Excess Distribution Certificate that, for purposes of Federal, state and local income and franchise and any other income taxes, the

Notes will be treated as newly-issued debt of, and this Excess Distribution Certificate will be treated as equity in, the Trust. The holder of this Excess Distribution Certificate agrees to treat, and to take no action inconsistent with the treatment of, this Excess Distribution Certificate for such tax purposes as equity in the Trust.

          The holder of this Excess Distribution Certificate, by its acceptance of this Excess Distribution Certificate, covenants and agrees that it will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to this Excess Distribution Certificate, the Notes, the Trust Agreement or any of the other Basic Documents.

          Distributions on this Excess Distribution Certificate will be made as provided in the Administration Agreement to the holder of record hereof without the presentation or surrender of this Excess Distribution Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Excess Distribution Certificate will be made after due notice by the Administrator of the pendency of such distribution and only upon presentation and surrender of this Excess Distribution Certificate at the office or agency maintained for the purpose by the Trustee in the Borough of Manhattan, The City of New York.

          Reference is hereby made to the further provisions of this Excess Distribution Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee or its authenticating agent, by manual signature, this Excess Distribution Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Administration Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Excess Distribution Certificate to be duly executed as of the date set forth below.

                                    SLM PRIVATE CREDIT STUDENT
                                    LOAN TRUST 20  -
                                                 -- --


                                    By: CHASE MANHATTAN BANK USA,
                                    NATIONAL ASSOCIATION, not in its individual
                                    capacity but solely as Trustee


                                    By:
                                        ----------------------------------------
                                                 Authorized Signatory

Date:            , 20
      -----------    --

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is the Excess Distribution Certificate referred to in the within-mentioned Trust Agreement.

                                    CHASE MANHATTAN BANK USA,
                                    NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee


                                    By:
                                        ----------------------------------------
                                                 Authorized Signatory


                                    OR

                                    JPMORGAN CHASE BANK, solely in its capacity as Authenticating Agent for the Trustee


                                    By:
                                        ----------------------------------------
                                                 Authenticating Agent

Date:            , 20
      -----------    --

                  [Reverse of Excess Distribution Certificate]

          This Excess Distribution Certificate does not represent an obligation of, or an interest in, the Depositor, Sallie Mae Servicing L.P., as servicer (the "Servicer"), Sallie Mae, Inc., as administrator (the "Administrator"), the Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Excess Distribution Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Trust Student Loans, all as more specifically set forth in the Administration Agreement. A copy of each of the Trust Agreement, the Depositor Sale Agreement, the Seller Sale Agreement, the Administration Agreement, the Servicing Agreement, the Swap Agreements, the Interest Rate Cap Agreement and the Indenture may be examined during normal business hours at the principal office of the Administrator, and at such other places, if any, designated by the Administrator, by the holder of this Excess Distribution Certificate upon request.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the certification of the rights and obligations of the Depositor and the rights of the holders of this Excess Distribution Certificate under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the holders of the Notes evidencing not less than a majority of the outstanding principal balance of the Notes. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Noteholders.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Excess Distribution Certificate is registerable in the Excess Distribution Certificate Register upon surrender of this Excess Distribution Certificate for registration of transfer at the offices or agencies maintained by Chase Manhattan Bank USA, National Association in its capacity as Excess Distribution Certificate Registrar, or by any successor Excess Distribution Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Excess Distribution Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon a new Excess Distribution Certificate will be issued to the designated transferee.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, this Excess Distribution Certificate is exchangeable for a new Excess Distribution Certificate as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Excess Distribution Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Trustee, the Certificate Registrar and any agent of the Trustee or the Excess Distribution Certificate Registrar may treat the person in whose name this Excess Distribution Certificate is registered as the owner hereof for all purposes, and none of the Trustee or the Excess Distribution Certificate Registrar or any such agent shall be affected by any notice to the contrary.

          This Excess Distribution Certificate (including any beneficial interest herein) may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), including an individual retirement account described in Section 408(a) of the Code or a Keogh plan or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Excess Distribution Certificate, the holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan, it is not purchasing this Excess Distribution Certificate on behalf of a Benefit Plan, is not using assets of a Benefit Plan to purchase this Excess Distribution Certificate and to have agreed that if this Excess Distribution Certificate is deemed to be a plan asset, the Holder will promptly dispose of this Excess Distribution Certificate.

          The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Noteholders and the holder of this Excess Distribution Certificate of all amounts required to be paid to them pursuant to the Trust Agreement, the Administration Agreement and the Indenture and the disposition of all property held as part of the Trust. The Servicer may at its option purchase the corpus of the Trust at a price specified in the Administration Agreement; provided, however, such right of purchase is exercisable only on any Distribution Date on or after the date on which the Pool Balance is less than or equal to 10% of the Initial Pool Balance. Certain delinquent Trust Student Loans may be purchased by the Servicer, at its option, at a price specified in the Servicing Agreement. Any Trust Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the Trust Auction Date will be offered for sale by the Indenture Trustee by auction in accordance with the procedure described in the Indenture.

          This Excess Distribution Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

-------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)

--------------------------------------------------------------------------------
the within Excess Distribution Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

                                                                       Attorney
----------------------------------------------------------------------
to transfer said Excess Distribution Certificate on the books of the Excess Distribution Certificate Registrar, with full power of substitution in the premises.

Dated:


                              *
------------------------------
     Signature Guaranteed:


                              *
------------------------------

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within the Excess Distribution Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B

                                     FORM OF

                              CERTIFICATE OF TRUST
                                       OF
                         SLM PRIVATE CREDIT STUDENT LOAN
                                  TRUST 20  -
                                          -- --

          This Certificate of Trust of SLM PRIVATE CREDIT STUDENT LOAN TRUST
20  -   (the "Trust") is being duly executed and filed on behalf of the Trust
  -- --
by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.(S) 3801 et seq.) (the "Act").

          1. Name. The name of the statutory trust formed by this Certificate of Trust is SLM PRIVATE CREDIT STUDENT LOAN TRUST 20 - .
                                                 -- --

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are the Chase Manhattan Bank USA, National Association, c/o JPMorgan Chase Bank, 500 Stanton Christiana Road, Christiana Center/OPS4/3rd Floor, Newark, Delaware 19713. Attn: Institutional Trust Services.

          3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                    CHASE MANHATTAN BANK USA,
                                    NATIONAL ASSOCIATION, not in its
                                    individualcapacity but solely as Trustee


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT C
                                                     [FORM OF TRANSFEROR LETTER]

[Date]

Sallie Mae, Inc.
as Administrator
11600 Sallie Mae Drive
Reston, Virginia 20193

Chase Manhattan Bank USA, National Association as Trustee and Excess Distribution Certificate Registrar
Christiana Center/OPS4
500 Stanton Christiana Road
Newark, Delaware 19713

Re: SLM Private Credit Student Loan Trust 20  -  ,
                                            -- --
    Excess Distribution Certificate (the "Certificate")

Ladies and Gentlemen:

          In connection with our disposition of the above Certificate, we certify that (a) we understand that the Certificate has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and is being disposed by us in a transaction that is exempt from the registration requirements of the Securities Act, and (b) we have not offered or sold the Certificate to, or solicited offers to buy the Certificate from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action would result in, a violation of Section 5 of the Securities Act.

Very truly yours,


----------------------------------------
[Print Name of Transferor]


By:
    -----------------------------------
    Authorized Officer

                                                                     EXHIBIT D-1
                                     [FORM OF TRANSFEREE LETTER (NON-RULE 144A)]

[Date]

Sallie Mae, Inc.
as Administrator
11600 Sallie Mae Drive
Reston, Virginia 20193

Chase Manhattan Bank USA, National Association as Trustee and Excess Distribution Certificate Registrar
Christiana Center/OPS4
500 Stanton Christiana Road
Newark, Delaware 19713

Re: SLM Private Credit Student Loan Trust 20  -  ,
                                            -- --
    Excess Distribution Certificate (the "Certificate")

Ladies and Gentlemen:

          In connection with our acquisition of the above Certificate, we certify that (a) we understand that the Certificate is not being registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) we are an institutional "accredited investor," as defined in Rule 501
(a) (1), (2), (3) or (7) of Regulation D under the Securities Act or an entity in which all of the equity owners come within such paragraphs, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we are not acquiring the Certificate for, on behalf of or with the assets of, an employee benefit plan or other retirement arrangement (a "Plan") which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), (e) we are acquiring the Certificate for investment for our own account and not with a view to any distribution of the Certificate (but without prejudice to our right at all times to sell or otherwise dispose of the Certificate in accordance with clause (g) below), (f) we have not offered or sold the Certificate to, or solicited offers to buy the Certificate from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Securities Act, and (g) we will not sell, transfer or otherwise dispose of the Certificate unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Letter that such sale, transfer

                                     D-1-1
or other disposition may be made pursuant to an exemption from the Securities Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Trust Agreement relating to the Certificate.

                                        Very truly yours,


                                        ----------------------------------------
                                        [Print Name of Transferee]


                                        By:
                                            ------------------------------------
                                                    Authorized Officer

                                     D-1-2

                                                                     EXHIBIT D-2
                                         [FORM OF TRANSFEREE LETTER (RULE 144A)]

[Date]

Sallie Mae, Inc.
as Administrator
11600 Sallie Mae Drive
Reston, Virginia 20193

Chase Manhattan Bank USA, National Association as Trustee and Excess Distribution Certificate Registrar
Christiana Center/OPS4
500 Stanton Christiana Road
Newark, Delaware 19713

Re: SLM Private Credit Student Loan Trust 20  - ,
    Excess Distribution Certificate (the "Certificate")

Ladies and Gentlemen:

          In connection with our acquisition of the above Certificate, we certify that (a) we understand that the Certificate is not being registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we are not acquiring the Certificate for, on behalf of or with the assets of, an employee benefit plan or other retirement arrangement (a "Plan") which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificate under the Securities Act or that would render the disposition of the Certificate a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificate, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act ("Rule 144A") and have completed either of the forms of certification to

                                     D-2-1
that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificate for our own account or for resale pursuant to Rule 144A and further understand that the Certificate may be resold, pledged or transferred only (1) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                        Very truly yours,


                                        ----------------------------------------
                                        [Print Name of Transferee]


                                        By:
                                            ------------------------------------
                                                    Authorized Officer

                                     D-2-2

                                                                         ANNEX 1
                        QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Letter to which this certification relates with respect to the Certificate described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary
               basis $            /1/ in securities (except for the excluded
                      -----------
               securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

               . Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501 (c) (3) of the Internal Revenue Code of 1986, as amended.

               . Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

               . Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

----------
/1/ Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                   Annex 1-1

               .    Broker-dealer. The Buyer is a dealer registered pursuant to
                    Section 15 of the Securities Exchange Act of 1934.

               . Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

               . State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

               . ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

               . Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

               . Small Business Investment Company. The Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

               . Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

               . Qualified Institutional Buyers. The Buyer owned and/or invested on a discretionary basis less than $100,000,000, but it is an entity in which all of the equity owners are qualified institutional buyers.

          3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements,
               (vii) securities owned but subject to a repurchase agreement and
               (viii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such

                                   Annex 1-2
               subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

          6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


-------------------------------------
[Print Name of Transferee]


By:
   ----------------------------------
   Name:
   Title:

Date:
     -------------------------

                                   Annex 1-3

                                                                         ANNEX 2
                        QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Letter to which this certification relates with respect to the Certificate described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

               .    The Buyer owned $               in securities (other than
                                     --------------
                    the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               .    The Buyer is part of a Family of Investment Companies which
                    owned in the aggregate $              in securities (other
                                            -------------
                    than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The tern "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment

                                   Annex 2-1

               Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Letter to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

          6. Until the date of purchase of the Certificate, the undersigned will notify the parties listed in the Rule 144A Transferee Letter to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        ----------------------------------------
                                        Print Name of Buyer or Adviser


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        [IF AN ADVISER:]


                                        ----------------------------------------
                                        Print Name of Buyer

                                        Date:
                                              ----------------

                                   Annex 2-2